SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 21, 2005
CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

	14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on December 6, 2005, Richard T. Phillips, our current Controller, Treasurer, Corporate Secretary and Chief Accounting Officer is retiring on or about January 1, 2006. In connection with such retirement and to assist in the transition, Gary C. Huber, our Vice President-Finance and Corporate Development, has been appointed our Acting Principal Financial Officer and Acting Principal Accounting Officer. Mr. Huber has been with the Company from its inception in 1979 and has served in numerous roles, including as our Chief Financial Officer and Treasurer in the past. Mr. Huber’s appointment is temporary until David P. Suleski joins the Company as our Vice President and Chief Accounting Officer, as previously reported in our December 6, 2005 Form 8-K referenced above, on or about January 1, 2006 and assumes such roles.

Item 7.01	Regulation FD
     On December 21, 2005, the Company announced that it has retained James A. Matlock as Vice President — Exploration. Mr. Matlock has a broad-based 25 year background in domestic and international exploration in various positions as a consulting geologist and with Placer Dome, Cyprus Amax Minerals Company, and Amoco Minerals Company. In addition, he served as a Captain in the US Army and has a BS in Geology and attended the Masters program in Geology at the University of Washington.
     A copy of the press release announcing Mr. Matlock’s appointment is furnished to the SEC with this Current Report on Form 8-K as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 7.01. and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Canyon Resources Corporation news release, dated December 21, 2005

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: December 21, 2005	By:	/s/ James Hesketh
James Hesketh
President and CEO

EXHIBIT INDEX

Exhibit

99.1	Canyon Resources Corporation news release dated December 21, 2005